THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (a) TO THE CORPORATION, (b) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (d) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED OR TRADED IN CANADA OR THE UNITED STATES OR TO A RESIDENT OF CANADA OR THE UNITED STATES OR THROUGH THE FACILITIES OF THE ALBERTA STOCK EXCHANGE FOR A PERIOD OF 90 DAYS FROM THE DATE HEREOF.


__________________________ (_____________)    Warrant Certificate No. F-________
Series F Warrants

                         ALTAIR INTERNATIONAL GOLD INC.
                    (Incorporated under the laws of Ontario)

This is to certify that, for value received, _________________ (the "Holder") shall have the right to purchase from Altair International Gold Inc. (hereinafter called the "Corporation"), at any time up to the earlier to occur of (such earlier date referred to herein as the "Expiry Time") (i) 5:00 p.m. (Toronto time) on September 26, 1997 and (ii) the date on which the Final Exercise Period (as hereinafter defined) terminates, one fully paid and non-assessable Common Share of the Corporation as constituted on the date hereof for each share purchase warrant (individually, a "Warrant") represented hereby, subject to the terms and conditions set forth herein. Subject to the terms and conditions set forth herein, the exercise price for the purchase of each such Common Share (the "Exercise Price") shall be:

(a) Cdn.$7.00 per share from the date hereof until 5:00 p.m. (Toronto time) on December 26, 1996, provided that (i) only 50,000 Warrants may be exercised during such period; and (ii) if the Common Shares trade at or in excess of Cdn.$8.00 per share, the Exercise Price shall, at 5:00 p.m. (Toronto time) on the forty-fifth day following the date on which the Common Shares first traded at or in excess of Cdn.$8.00, be adjusted to Cdn.$10.00 and such period shall terminate at the end of such forty-five day period (such period hereinafter referred to as the "Initial Exercise Period"); and

(b) Cdn.$10.00 per share during the period commencing on the date that the Initial Exercise Period terminates and ending at 5:00 p.m. (Toronto time) on September 26, 1997, provided that (i) the number of Warrants that may be exercised during such period may not exceed the number of Warrants exercised during the Initial Exercise Period; and (ii) if the Common Shares trade at or in excess of Cdn.$11.00 during such period, the Warrants shall expire at 5:00 p.m. (Toronto time) on the forty-fifth day following the date on which the Common Shares first trade at or in excess of Cdn.$11.00 (such period hereinafter referred to as the "Final Exercise Period").

The Warrants shall be subject to the following terms and conditions:

1. For the purposes of this Warrant, the term "Common Shares" means common shares without nominal or par value in the capital of the Corporation as constituted on the date hereof; provided that in the event of a change, subdivision, redivision, reduction, combination or consolidation thereof or any other adjustment under clause 8 hereof, or successive such changes, subdivisions, redivisions, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant Certificate, "Common Shares" shall thereafter mean the shares, other securities or other property resulting from such change, subdivision, redivision, reduction, combination or consolidation or other adjustment.

2. All Warrant Certificates shall be signed by an officer of the Corporation holding office at the time of signing, or any successor or replacement person and notwithstanding any change in any of the persons holding said offices between the time of actual signing and the delivery of the Warrant Certificate and notwithstanding that such officer signing may not have held office at the date of the delivery of the Warrant Certificate, the Warrant Certificate so signed shall be valid and binding upon the Corporation.

3. All rights under any of the Warrants in respect of which the right of subscription and purchase therein provided for shall not theretofore have been exercised shall wholly cease and determine and such Warrants shall be wholly void and of no valid or binding effect after the Expiry Time. In addition, the Holder shall be entitled to exercise the right of subscription and purchase with respect to not more than an aggregate of 50,000 Warrants during the Initial Exercise Period and with respect to the Final Exercise Period, not more than an equivalent number of Warrants that are exercised during the Initial Period.

4. The right to purchase Common Shares of the Corporation pursuant to the Warrants may only be exercised by the Holder at or before the Expiry Time by:

(a) duly completing and executing a subscription substantially in the form attached hereto, in the manner therein indicated; and

(b) surrendering this Warrant Certificate and the duly completed and executed subscription form to the Corporation's counsel at 36 Toronto Street, Suite 1000, Toronto, Ontario, M5C 2C5, Attention: Jay Goldman, together with payment of the purchase price for the Common Shares subscribed for in the form of cash or a certified cheque payable to the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Common Shares subscribed for.

5. Upon such delivery and payment as aforesaid, the Corporation shall cause to be issued to the Holder the number of Common Shares of the Corporation to be issued and the Holder shall become a shareholder of the Corporation in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares. The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses specified in such subscription form within five (5) business days of such delivery and payment as herein provided or, if so instructed by the Holder, held for pick-up by the Holder at the principal office of the registrar and transfer agent of the Common Shares of the Corporation, Equity Transfer Services Inc. (the "Transfer Agent").

6. The holding of a Warrant shall not constitute the Holder a shareholder of the Corporation nor entitle him to any right or interest in respect thereof except as herein expressly provided.

7. The Corporation covenants and agrees that until the Expiry Time, while any of the Warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to clauses 8 and 9 hereof. All Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.


8.(a) If and whenever at any time after the date hereof and prior to the Expiry Time the Corporation shall (i) subdivide, redivide or change its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of Common Shares or (iii) issue Common Shares (or securities exchangeable for or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend or other distribution (any of such events herein called a "Common Share Reorganization"), then the Exercise Price shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Common Shares are determined for the purpose of any such dividend or distribution in
          (iii) above, as the case may be, by multiplying the Exercise Price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares.

  (b) If and whenever at any time after the date hereof and prior to the Expiry Time, the Corporation shall distribute any class of shares or rights, options or warrants or other securities (other than those referred to above), evidences of indebtedness or property

          (excluding cash dividends paid in the ordinary course) to holders of all or substantially all of its then outstanding Common Shares, the number of Common Shares to be issued by the Corporation under this Warrant shall, at the time of exercise of the right of subscription and purchase under this Warrant Certificate, be appropriately adjusted and the Holder shall receive, in lieu of the number of the Common Shares in respect of which the right to purchase is then being exercised, the aggregate number of Common Shares or other securities or property that the Holder would have been entitled to receive as a result of such event, if, on the record date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the rights of the Holder hereunder.

  (c) If and whenever at any time after the date hereof and prior to the Expiry Time there is a capital reorganization of the Corporation or a reclassification or other change in the Common Shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation of the Corporation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the Corporation's undertaking and assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a "Capital Reorganization"), the Holder, where he has not exercised the right of subscription and purchase under this Warrant Certificate prior to the effective date of such Capital Reorganization, shall be entitled to receive and shall accept, upon the exercise of such right, on such date or any time thereafter, for the same aggregate consideration in lieu of the number of Common Shares to which he was theretofore entitled to subscribe for and purchase, the aggregate number of shares or other securities or property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, he had been the registered holder of the number of Common Shares to which he was theretofore entitled to subscribe for and purchase.

  (d) If and whenever at any time after the date hereof and prior to the Expiry Time, any of the events set out in clause 8(a), (b) or (c) shall occur and the occurrence of such event results in an adjustment of the Exercise Price pursuant to the provisions of this clause 8, then the number of Common Shares purchaseable pursuant to this Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares then otherwise purchaseable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

  (e) If the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this clause 8, in the opinion of the board of directors of the Corporation, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Holder of the Warrants hereunder, then the Corporation shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

9. The following rules and procedures shall be applicable to the adjustments made pursuant to clause 8:

(a) any Common Shares owned or held by or for the account of the Corporation shall be deemed not be to outstanding except that, for the purposes of clause 8, any Common Shares owned by a pension plan or profit sharing plan for employees of the Corporation or any of its subsidiaries shall not be considered to be owned or held by or for the account of the Corporation;

(b) no adjustment in the Exercise Price shall be required unless a change of at least 1% of the prevailing Exercise Price would result, provided, however, that any adjustment which, except for the provisions of this clause 9(b), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(c) the adjustments provided for in clause 8 are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such clause;

(d) in the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution referred to in clause 8(a)(iii) above, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected;

(e) if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Exercise Price will be required by reason of the setting of such record date;

(f) forthwith after any adjustment to the Exercise Price or the number of Common Shares purchaseable pursuant to the Warrants, the Corporation shall provide to the Holder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment; and

(g) any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustment pursuant to clause 8 shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation's auditors) and shall be binding upon the Corporation and the Holder.

10. At least 21 days prior to the effective date or record date, as the case may be, of any event referred to in clause 8, the Corporation shall notify the Holder of the particulars of such event and the estimated amount of any adjustment required as a result thereof.

11. On the happening of each and every such event set out in clause 8, the applicable provisions of this Warrant, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

12. The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed, having regard to the provisions of clauses 8 and 9 hereof, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period delivery of certificates for Common Shares may be postponed for not more than five (5) days after the date of the re-opening of said share transfer books. Provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder so surrendering the same and making payment during such period to receive after the share transfer books shall have been re-opened such certificates for the Common Shares called for, as the same may be adjusted pursuant to clauses 8 and 9 hereof as a result of the completion of the event in respect of which the transfer books were closed.

13. Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants.

14. The Holder may subscribe for and purchase any lesser number of Common Shares than the number of shares expressed in the Warrant Certificate. In the case of any subscription for a lesser number of Common Shares than expressed in any Warrant Certificate, the Holder hereof shall be entitled to receive at no cost to the Holder a new Warrant Certificate in respect of the balance of Warrant not then exercised. Such new Warrant Certificate shall be mailed to the Holder by the Corporation or, at its direction, the Transfer Agent, contemporaneously with the mailing of the certificate or certificates representing the Common Shares issued pursuant to clause 5.

15. If any Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion acting reasonably impose, issue and sign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed for delivery to the Holder.

16. The Corporation and the Transfer Agent may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation and neither the Corporation nor the Transfer Agent shall be affected by any notice or knowledge to the contrary except where the Corporation or the Transfer Agent is required to take notice by statute or by order of a court of competent jurisdiction. A Holder shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Holder of the Common Shares purchaseable pursuant to such Warrant shall be a good discharge to the Corporation and the Transfer Agent for the same and neither the Corporation nor the Transfer Agent shall be bound to inquire into the title of any such Holder except where the Corporation or the Transfer Agent is required to take notice by statute or by order of a court of competent jurisdiction.

17. The Corporation shall notify the Holder forthwith of any change of address of the Transfer Agent or if Equity Transfer Services Inc., or any successor thereto, is replaced as Transfer Agent, the name and address of the principal office in the City of Toronto, Ontario of such successor Transfer Agent.

18. The Holders of Warrants shall have the power from time to time by an extraordinary resolution (as hereinafter defined):

(a) to sanction any modification, abrogation, alteration or compromise of the rights of the Holders of Warrants against the Corporation which shall be agreed to by the Corporation; and/or

(b) to assent to any modification of or change in or omission from the provisions contained herein or in any instrument ancillary or supplemental hereto which shall be agreed to by the Corporation; and/or

(c) to restrain any Holder of a Warrant from taking or instituting any suit or proceedings against the Corporation for the enforcement of any of the covenants on the part of the Corporation conferred upon the Holders by the terms of the Warrants.

     Any such extraordinary resolution as aforesaid shall be binding upon all the Holders of Warrants whether or not assenting in writing to any such extraordinary resolution, and each Holder of any of the Warrants shall be bound to give effect thereto accordingly. Such extraordinary resolution shall, where applicable, be binding on the Corporation which shall give effect thereto accordingly.

     The Corporation shall forthwith upon receipt of an extraordinary resolution provide notice to all Holders of the date and text of such resolution. The Holders of Warrants assenting to an extraordinary resolution agree to provide the Corporation forthwith with a copy of any extraordinary resolution passed.

     The expression "extraordinary resolution" when used herein shall mean a resolution assented to in writing, in one or more counterparts, by the Holders of Warrants calling in the aggregate for not less than seventy-five per cent (75%) of the aggregate number of shares called for by all of the Warrants which are, at the applicable time, outstanding.

19. All notices to be sent hereunder shall be deemed to be validly given to the Holders of the Warrants if delivered personally or if sent by registered letter through the post addressed to such holders at their post office addresses appearing in the register of Warrant holders caused to be maintained by the Corporation pursuant to clause 16, and such notice shall be deemed to have been given, if delivered personally when so delivered, and if sent by post on the fifth business day next following the post thereof.

20. This Warrant shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable herein.

     IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.

     DATED as of the 27th day of March, 1996.

                              ALTAIR INTERNATIONAL GOLD INC.



                              Per:
                                   -------------------------------------------
                                   Director

                                SUBSCRIPTION FORM


TO BE COMPLETED IF WARRANTS ARE TO BE EXERCISED:

The undersigned hereby subscribes for ________________ common shares of Altair International Gold Inc. according to the terms and conditions set forth in the annexed warrant certificate (or such number of other securities or property to which such warrant entitles the undersigned to acquire under the terms and conditions set forth in the annexed warrant certificate). The subscriber acknowledges and agrees that a legend may be placed on any certificates representing common shares delivered to the undersigned.

     Address for Delivery of Shares:
                                       --------------------------------------

                                       --------------------------------------

                                       --------------------------------------

                                       --------------------------------------

                                       Attention:
                                                 ----------------------------

     Exercise Price Tendered (Cdn.$7.00 per share until expiry of the Initial Exercise Period and Cdn. $10.00 per share from the expiry of the Initial Exercise Period until the expiry of the Final Exercise Period.

                                       $
                                        -------------------------------------

     Dated at ________________, this _______ day of _______________, 199_____.


                        Witness:       )
                                       ) ------------------------------------
                                       ) Holder's Name
                                       )
                                       )
                                       )
                                       ) ------------------------------------
                                       ) Authorized Signature
                                       )
                                       )
                                       )
                                       ) ------------------------------------
                                       ) Title (if applicable)

Signature guaranteed:

                               ASSIGNMENT FORM

TO BE COMPLETED IF WARRANTS ARE TO BE ASSIGNED:


TO:  ALTAIR INTERNATIONAL GOLD INC.
     c/o Beach, Hepburn
     36 Toronto Street
     Suite 1000
     Toronto, Ontario
     M5C 2C5


     This Warrant Certificate is hereby transferred to _______________________ residing at ________________________________________ for good and valuable consideration.
You

are hereby instructed to take the necessary steps to effect this transfer.


     Dated at ___________________, this ______ day of _____________, 199_____.


                        Witness:       )
                                       ) ------------------------------------
                                       ) Holder's Name
                                       )
                                       )
                                       )
                                       ) ------------------------------------
                                       ) Authorized Signature
                                       )
                                       )
                                       )
                                       ) ------------------------------------
                                       ) Title (if applicable)